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David Baggs, Investor Relations
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Lauren Rueger, Corporate Communications
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CSX Provides Additional Financial Guidance at its
Investor and Financial Analyst Conference

Jacksonville, Fla. – May 18, 2011 – Building on the momentum in its business performance and the positive outlook for freight rail transportation, CSX Corporation (NYSE: CSX) today provided additional financial guidance at its Investor and Financial Analyst Conference in Detroit.

CSX is targeting a compound annual growth rate in earnings per share of 18 to 20 percent through 2015, supported by a compound annual growth rate for operating income of 12 to 14 percent over the same time period. Both measures use 2010 results as the base year and reflect the company’s belief in its ability to grow its business at levels that outpace general economic growth. The company also reaffirmed its goal of achieving a 65 percent operating ratio by no later than 2015.

“CSX is ideally positioned to meet the growing transportation demand in this country,” said Michael J. Ward, chairman, president and chief executive officer. “Expansion in the U.S. economy, global trade and CSX’s substantial investments in its infrastructure mean more things will move on our highly efficient freight rail network.”

At the conference, CSX said it expects to reinvest an average of 18 percent of its revenues back into its business through 2015. The company invested $8.3 billion in the five years between 2006 and 2010.

The company also said it intends to base future dividends on a payout ratio of 30 to 35 percent of earnings per share as measured on a trailing 12-month basis. CSX said it is targeting share repurchases of about $1 billion annually after its current $2 billion program is completed, which is expected to be by the end of 2012.

“Our high expectations for CSX are grounded in what we clearly see happening in the marketplace and what we know about the capability of our people, our infrastructure and our ability to bring value to customers,” said Oscar Munoz, executive vice president and chief financial officer. “We see significant opportunity to create value and are working to build on that opportunity through the balanced deployment of capital and a focus on strengthening our credit profile.”

The presentation materials from today’s Investor Conference are posted on the company's website at http://investors.csx.com.  A replay and accompanying audio will be available within one hour after conclusion of this event and will be archived on the company's website.

About CSX
CSX Corporation, based in Jacksonville, Fla., is one of the nation’s leading transportation companies, providing rail, intermodal and rail-to-truck transload services. The company's transportation network spans approximately 21,000 miles, with service to 23 eastern states and the District of Columbia, and connects to more than 240 short line and regional railroads and more than 70 ocean, river, and lake ports. More information about CSX Corporation and its subsidiaries is available at www.csx.com.

Forward-looking Statements

This press release and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: growth in operating income and earnings per share, operating ratio, the amount and timing of capital expenditures, the amount and timing of share repurchases, future dividends or other financial items, statements of management’s plans, strategies and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “target,” “intend,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company updates any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) unanticipated changes in the availability or deployment of capital; (iii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iv) legislative or regulatory changes; (v) the inherent business risks associated with safety and security; (vi) the outcome of claims and litigation involving or affecting the company; (vii) natural events such as severe weather conditions or pandemic health crises; and (viii) the inherent uncertainty associated with projecting economic, market or business conditions.

Other important assumptions, risks and other factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

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